Exhibit 10.5

                        , 2007

Heckmann Corporation

75080 Frank Sinatra Drive

Palm Desert, California 92211

Re:	INITIAL PUBLIC OFFERING

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Heckmann Corporation, a Delaware corporation (the “Company”), Credit Suisse Securities (USA) LLC and Roth Capital Partners, LLC (together, the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit comprised of one share of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriters as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within twenty four (24) months from the effective date (the “Effective Date”) of the Registration Statement, the undersigned will take all reasonable actions within the undersigned’s power to (i) cause the Trust Account to be liquidated and distributed to the holders of IPO Shares in accordance with that Investment Management Trust Agreement to be entered into by and among the Company and American Stock Transfer & Trust Company, as Trustee (the “Trust Agreement”); and (ii) cause the Company to liquidate as soon as reasonably practicable. The undersigned agrees that in connection with any cessation of the corporate existence of the Company, it will take all reasonable steps to cause the Company to adopt a plan of distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto. The undersigned hereby waives any and all right, title, interest or claim of any kind (each a “Claim”) in or to (x) any distribution of the Trust Account with respect to the undersigned’s Insider Shares in connection with a liquidation and (y) any remaining net assets of the Company after such liquidation. The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the funds held in or distributed from the Trust Account for any reason. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any warrants, all rights of which will terminate on the Company’s liquidation.

3. Except as disclosed in the Registration Statement, neither the undersigned nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided, that the undersigned shall be entitled to reimbursement from the Company upon approval by the Company’s Board of Directors or Audit Committee for the undersigned’s reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

4. Neither the undersigned nor any Affiliate of the undersigned will be entitled to receive or accept from the Company a finder’s fee, broker commission or any other compensation in the event the undersigned or any Affiliate of the undersigned originates a Business Combination.

5. The undersigned shall escrow the undersigned’s Insider Shares and Sponsors’ Warrants, in accordance with the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and American Stock Transfer & Trust Company, as escrow agent, in form and substance acceptable to the Company.

6. With respect to the undersigned, the information in the Registration Statement is true and accurate in all respects and does not omit any material information with respect to the undersigned. The undersigned represents and warrants that:

6.1 the undersigned is not subject to, or a respondent in, any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

6.2 the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud; (ii) relating to any financial transaction or handling of funds of another person; (iii) pertaining to any dealings in any securities; or (iv) moral turpitude, and the undersigned is not currently a defendant in any such criminal proceeding;

6.3 the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

6.4 a petition under any federal bankruptcy laws or any state insolvency law was not filed by or against, nor was a receiver fiscal agent or similar officer appointed by a court for the business or property of the undersigned, or for any partnership in which the undersigned was a general partner within the past ten years;

6.5 the undersigned has not been subject to any order prohibiting and is not subject to any legal proceeding seeking to prohibit the undersigned from engaging in any type of business practice;

6.6 the undersigned has not been found by a court of competent jurisdiction in a civil action by the Securities and Exchange Commission or by any other federal or state administrative or regulatory authority to have violated any federal or state securities law;

6.7 the undersigned has not been found by a court of competent jurisdiction in a civil action by the Commodity Futures Trading Commission or by any other federal or state administrative or regulatory authority to have violated any federal or state commodities law; and

6.8 the Company will not consummate any Business Combination that involves a target acquisition which is affiliated with any of the directors, officers or Affiliates of the Company or with which the undersigned has had any discussions, formal or otherwise, with respect to a Business Combination prior to the consummation of the IPO.

7. This letter agreement shall be binding on the Company and the undersigned and the undersigned’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the date upon which the Business Combination is consummated and (ii) the date upon which the liquidation and distribution of the Trust Account is completed, provided that the following Sections shall survive such termination: 3, 4, 5, 8, 9, 10, 11 and 12.

8. Reference is made to the lock-up agreement letter by and among the undersigned and the Underwriters, dated as of                         , 2007, and the undersigned covenants and undertakes to the Company to comply with the terms thereof as if the Company were a party thereto.

9. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against him or it arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

10. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this letter agreement.

11.	As used herein:

11.1 “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

11.2. “Business Combination” shall have the meaning set forth in the Amended and Restated Articles of Incorporation of the Company.

11.3 “Insiders” shall mean each of the following:

Richard J. Heckmann

Lou L. Holtz

Alfred E. Osborne, Jr.

Dan Quayle

Heckmann Acquisition, LLC

11.4 “Insider Shares” shall mean all of the shares of Common Stock of the Company issued prior to the IPO.

11.5 “IPO Shares” shall mean the shares of Common Stock comprising the Units issued in the Company’s IPO.

11.6 “Registration Statement” shall mean the registration statement filed by the Company on Form S-1 (No. 333-144056) with the Securities and Exchange Commission on June 26, 2007, and any amendment or supplement thereto, in connection with the IPO.

11.7 “Sponsors’ Warrants” shall mean the warrants to be purchased by the undersigned immediately prior to and subject to the consummation of the Company’s IPO, as set forth in that certain Amended and Restated Subscription Agreement, dated as of August     , 2007, by and between the Company and the undersigned.

11.8 “Trust Account” shall mean the trust account established pursuant to the Trust Agreement, the amounts therein to be released only in the event of the consummation of a Business Combination, a liquidation of the Company or as otherwise permitted by the Trust Agreement.

12. No term or provision of this letter agreement may be amended, changed, waived altered or modified except by written instrument executed and delivered by the undersigned, the Company and Credit Suisse.

Sincerely,

HECKMANN ACQUISITION, LLC

By:
Name:
Title:

Accepted and agreed:

HECKMANN CORPORATION

By:
Name:
Title: